UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

April 17, 2018 (April 12, 2018) Date of Report (Date of earliest event reported)

Sonic Foundry, Inc. (Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	000-30407 (Commission File Number)	39-1783372 (IRS Employer Identification No.)

222 W. Washington Ave Madison, WI 53703 (Address of principal executive offices)	(608) 443-1600 (Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANTORY NOTE:
Due to an administrative error, the Definitive Proxy Statement filed on April 6, 2018 (the “Definitive Proxy Statement”) set forth an incorrect Record Date. This Form 8-K is being filed for the sole purpose of correcting this error.  No other changes have been made to the information included in the Definitive Proxy Statement.

Item 8.01 Other Events.

SUPPLEMENT TO THE DEFINITIVE PROXY MATERIALS

The disclosure in the second to last sentence in the Notice of Annual Meeting is hereby supplemented by amending and restating such first sentence to read as follows:

Only holders of record of Common Stock and, subject to the limitations set forth herein, Series A Preferred Stock, at the close of business on February 22, 2018 are entitled to notice of, and to vote at, this meeting or any adjournment or adjournments thereof.

The disclosure in the first sentence of the last paragraph immediately preceding the section entitled “QUORUM; VOTES REQUIRED” in the Proxy Statement is hereby supplemented by amending and restating such first sentence to read as follows:

Each holder of Common Stock will be entitled to one vote for each share of Common Stock standing in his or her name on our books at the close of business on February 22, 2018 (the “Record Date”).

All references to the date “February 20, 2018” in the section of the Proxy Statement entitled “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMEN” are hereby amended to reference the date “February 22, 2018”.

ADDITIONAL DISCLOSURE TO STOCKHOLDERS

A Letter to the Stockholders of Sonic Foundry, dated April 12, 2018, is being transmitted to the stockholders of Sonic Foundry, along with the definitive proxy material, and is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Letter to Stockholders of Sonic Foundry, Inc., dated April 12, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    April 17, 2018

SONIC FOUNDRY, INC.
/s/ Kenneth A. Minor
Name:  Kenneth A. Minor
Title:    Chief Financial Officer

EXHIBIT INDEX

Exhibit No.     Description

99.1 Letter to Stockholders of Sonic Foundry, Inc., dated April 12, 2018